Exhibit 99.1

CHURCHILL CAPITAL CORP II

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL

MEETING TO BE HELD ON [ ], 2021.

The undersigned, revoking any previous proxies relating to these shares with respect to the Merger Proposal, the Merger Issuance Proposal, the Charter Amendment Proposal, the Charter Approval Proposal, the Governance Proposal, the Director Election Proposal, the Prosus PIPE Issuance Proposal, the SuRo PIPE Issuance Proposal, the Incentive Plan Proposal and the Adjournment Proposal hereby acknowledges receipt of the Joint Proxy Statement/Prospectus dated [ ], 2021, in connection with the Special Meeting to be held at 9:00 a.m. eastern time on [ ], 2021, in virtual format, for the sole purpose of considering and voting upon the following proposals, and hereby appoints [ ] and [ ], and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Churchill Capital Corp II (“Churchill”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, YOUR COMMON STOCK WILL BE VOTED “FOR” THE PROPOSALS SET FORTH BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on [ ], 2021:

The notice of the Special Meeting and the accompanying Joint Proxy Statement/Prospectus are available at [ ].

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 10.	Please mark as indicated in this example	☒

Proposal 1 - The Merger Proposal – To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of October 12, 2020 (as it may be amended and/or restated from time to time, the “Skillsoft Merger Agreement”), by and among Churchill and Software Luxembourg Holding S.A. (“Skillsoft”), and the transactions contemplated thereby, pursuant to which Skillsoft will merge with and into Churchill, Skillsoft will cease to exist and Skillsoft’s subsidiaries will become subsidiaries of Churchill (the “Merger”). A copy of the Skillsoft Merger Agreement is attached to the Joint Proxy Statement/Prospectus as Annex A.

	FOR AGAINST ABSTAIN	☐ ☐ ☐
Proposal 2 - The Merger Issuance Proposal - To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the New York Stock Exchange (the “NYSE”), the issuance of shares of Churchill Class A common stock and Churchill Class C common stock pursuant to the Skillsoft Merger Agreement.	FOR AGAINST ABSTAIN	☐ ☐ ☐
Proposal 3 - The Charter Amendment Proposal - To consider and vote upon a proposal to adopt an amendment (the “Charter Amendment”) to Churchill’s amended and restated certificate of incorporation currently in effect (the “Existing Charter”) in the form attached to the Joint Proxy Statement/Prospectus as Annex B.	FOR AGAINST ABSTAIN	☐ ☐ ☐
Proposal 4 - The Charter Approval Proposal - To consider and vote upon a proposal to adopt the Second Amended and Restated Certificate of Incorporation (the “Proposed Charter”) in the form attached to the Joint Proxy StatementProspectus as Annex C.	FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal 5 - The Governance Proposal - To consider and act upon, on a non-binding advisory basis, a separate proposal with respect to certain governance provisions in the Proposed Charter in order to give holders of Churchill common stock the opportunity to present their separate views on important corporate governance procedures.

Proposal 6 - The Director Election Proposal - To consider and vote upon a proposal to elect seven directors to serve on the Board of Directors of the Post-Combination Company (the “Board”) until the 2022 annual meeting of stockholders, in the case of Class I directors, the 2023 annual meeting of stockholders, in the case of Class II directors, and the 2024 annual meeting of stockholders, in the case of Class III directors, and, in each case, until their respective successors are duly elected and qualified.

	FOR	AGAINST	ABSTAIN
Jeffrey R. Tarr	☐	☐	☐
Helena B. Foulkes	☐	☐	☐
Ronald W. Hovsepian	☐	☐	☐
Michael Klein	☐	☐	☐
Karen G. Mills	☐	☐	☐
Lawrence H. Summers	☐	☐	☐
Peter Schmitt	☐	☐	☐

Proposal 7 - The Prosus PIPE Issuance Proposal - To consider and vote upon a proposal to approve, for purposes of complying with the applicable listing rules of the NYSE, the issuance of shares of Churchill Class A common stock pursuant to the Prosus Subscription Agreement (including the shares issuable (i) upon Prosus’s exercise of the Prosus Top-Up Right and (ii) upon Prosus’s exercise of the Prosus Warrants (each as defined in the Joint Proxy Statement/Prospectus)).	FOR AGAINST ABSTAIN	☐ ☐ ☐
Proposal 8 - The SuRo PIPE Issuance Proposal - To consider and vote upon a proposal to approve, for purposes of complying with the applicable listing rules of the NYSE, the issuance of shares of Class A common stock pursuant to the SuRo Subscription Agreement (as defined in the Joint Proxy Statement/Prospectus).	FOR AGAINST ABSTAIN	☐ ☐ ☐
Proposal 9 - The Incentive Plan Proposal - To consider and vote upon a proposal to approve and adopt the Incentive Plan (as defined in the Joint Proxy Statement/Prospectus).	FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal 10 - The Adjournment Proposal - To consider and vote upon a proposal to approve the adjournment of the Churchill Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Merger Proposal, the Merger Issuance Proposal, the Charter Amendment Proposal, the Charter Approval Proposal, the Prosus PIPE Issuance Proposal, the SuRo PIPE Issuance Proposal or the Incentive Plan Proposal, or we determine that one or more of the closing conditions to the Skillsoft Merger Agreement is not satisfied or waived.	FOR AGAINST ABSTAIN	☐ ☐ ☐

Date:

Stockholder’s Signature

Stockholder’s Signature (if held jointly)

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED STOCKHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, YOUR COMMON STOCK WILL BE VOTED “FOR” THE PROPOSALS SET FORTH ABOVE.